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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Queen Sand Resources, Inc.




We consent to the inclusion in the registration statement on Form S-4 of Queen Sand Resources, Inc. of our report dated August 30, 1996, relating to the consolidated statements of operations, stockholders' equity and cash flows of Queen Sand Resources, Inc. for the year ended June 30, 1996, and to the reference to our firm under the heading "Independent Auditors" in the prospectus.


Dallas, Texas
October 13, 1998                         KPMG PEAT MARWICK LLP